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                                                                    EXHIBIT 23.2
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                          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of Wireless Telecom Group, Inc. (the "Company") of our report, dated February 9, 1999 on our audits of the financial statements of the Company as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Lazar, Levine & Felix,  LLP
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Lazar, Levine & Felix,  LLP

New York, New York
September 14, 1999